SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report: March 2, 2005

GeneMax Corp.

(Exact Name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation)	0-27239 (Commission File Number)	88-0277072 (I.R.S. Employer Identification No.)

1681 Chestnut Street, Suite 400
Vancouver, British Columbia, Canada V6J 4M6
(Address, including zip code, of principal executive offices)

(604) 331-0400
(Registrant’s telephone number including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting Material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement

Agreement with Mr. Konstantine Sarafis

     GeneMax Corp. has entered into an employment agreement with its President and CEO, Konstantine Sarafis. The term of the agreement, which is effective as of February 8, 2005, expires on December 31, 2007. Pursuant to the terms of the employment agreement, the company will pay Mr. Sarafis CDN$170,000 per year for the first year of employment and an annual bonus payment, for each year during the term, based on achievement of certain objectives. The amount of any such bonus will be agreed upon by Mr. Sarafis and the company’s compensation committee. The company will also pay to Mr. Sarafis a cash fee in the amount of CDN$24,267 in consideration for all past services provided to the company, and related expenses incurred, by Mr. Sarafis. This reflects a payment of CDN$0.30 on the dollar for all prior amounts owed. All stock options previously granted to Mr. Sarafis will be cancelled.

     In addition, the company will issue to Mr. Sarafis 500,000 common shares at a deemed price of CDN$0.15 per share, and grant to Mr. Sarafis options to purchase up to 1,400,000 common shares at an exercise price to be determined in accordance with the company’s stock option plan. Upon the achievement by the company and Mr. Sarafis of certain financial and performance goals, the company has agreed to consider amendments to the compensation package for Mr. Sarafis, to include a possible increase in cash compensation and the issuance of options to purchase up to an additional 1,000,000 shares of the company’s common stock at an exercise price to be determined in accordance with the company’s stock option plan.

Agreement with 442668 B.C. Ltd. and Mr. Wilfred Jefferies

     The company has entered into a consulting agreement with 442668 B.C. Ltd. and Wilfred Jefferies, a principal of 442668 B.C. Ltd.

     The consulting agreement with 442668 B.C. Ltd. and Wilfred Jefferies is effective from February 8, 2005 until December 31, 2007, after which the agreement will be renewed automatically for successive one year periods unless either party gives to the other at least six months’ prior notice of its intent to terminate the Agreement. Pursuant to the consulting agreement, 442668 B.C. Ltd. has committed to make Mr. Jefferies available to provide consulting and advisory services to GeneMax.

     GeneMax will pay 442668 B.C. Ltd. a monthly consulting fee of CDN$10,000 plus applicable excise tax imposed under Canadian law. In addition, 442668 B.C. Ltd. will be eligible to receive an annual bonus payment based on achievement of performance objectives, in an amount and form to be determined between 442668 B.C. Ltd. and the company’s compensation committee. The company has agreed to grant 442668 B.C. Ltd. options to purchase up to 2,500,000 common shares at an exercise price to be determined in accordance with the company’s stock option plan. The company will issue 452,100 previously unissued shares, at a deemed value of CDN$0.25 per share, in the capital of the Company to 442668 B.C. Ltd. in consideration for all past services provided to the company by Wilfred Jefferies. All stock options previously granted to 442668 B.C. Ltd. will be cancelled.

     GeneMax will reimburse 442668 B.C. Ltd. for out of pocket expenses incurred in connection with its service to the company.

     442668 B.C. Ltd. will report to the board of directors and senior officers of the company.

Agreement with Mr. Ronald Handford

     GeneMax Corp. has entered into a consulting agreement with Ronald Handford, a former director and the former president and chief executive officer of the company. The previous contract between Mr. Handford and GeneMax Corp., dated August 1, 1999, was terminated. The term of the consulting agreement, which is effective as of February 8, 2005, is on a month to month basis, automatically renewing for successive one-month periods unless either party gives notice of termination no less than thirty days prior to the expiration of the then current term. On March 1, 2005 Mr. Handford was given notice that the term of the consulting agreement would expire on March 31, 2005.

     The company will pay Mr. Handford CDN$8,333.33 per month, plus applicable excise tax imposed under Canadian law. In addition, Mr. Handford will receive options to purchase up to 400,000 common shares at an exercise price to be determined in accordance with the company’s stock option plan; however, all stock options previously granted to Mr. Handford will be forfeited. The company will also pay to Mr. Handford a cash fee in the amount of CDN$33,908 in consideration for all past services provided to the company, and related expenses incurred, by Mr. Handford.

     Mr. Handford will also be reimbursed for all out of pocket expenses incurred by him in connection with his service as a consultant to the company.

     Mr. Handford will report to the board of directors and senior officers of the company.

Item 1.01	Entry Into a Material Definitive Agreement
Item 2.04	Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement

Amendment of an agreement material to Genemax Corp.

     Terms of an 8% unsecured convertible promissory note (the “Bridges Note”) in principal amount of USD$300,000 made by the company in favour of Bridges & Pipes LLC dated June 2, 2004, and an 8% unsecured convertible promissory note (the “Double U Note”, and together with the Bridges Note, the “Notes”) in principal amount of USD$200,000 dated June 24, 2004 made by the company in favour of The Double U Fund Ltd. were amended by letter (the “Letter”) from the company dated January 31, 2005, the terms of which were acknowledged and agreed to by Bridges and Pipes LLC, for itself and on behalf of The Double U Fund Ltd. (together, the “Lenders”).

     Pursuant to the Letter, the maturity date of the Notes was extended to April 28, 2006 from June 1, 2005, in the case of the Bridges Note, and from June 23, 2005, in the case of the Double U Note.

     Each Note provided for rights of conversion of all, or a portion of the principal amount of such Note plus accrued interest thereon, late fees and other amounts due under the Note, if any, into shares of the company at a price of USD$0.60 per share. Pursuant to the Letter, the conversion price described in the Notes was reduced to USD$0.30 from USD$0.60.

     The company issued a warrant to each Lender in connection with each Note. Pursuant to the Letter, the exercise price of the warrants was reduced from USD$0.66 per share to USD$0.30 per share until December 31, 2005, and USD$0.50 per share thereafter.

     Pursuant to the Letter, the company agreed to pay to the Lenders all interest and penalties owed pursuant to the Notes up to January 31, 2005, and to make quarterly interest payments due under the Notes thereafter.

     Pursuant to the Letter, the company restated its obligation under the Notes to grant piggy-back registration rights to the Lenders. In the Letter, the company agreed that such rights would be provided in a registration statement to be filed by the Company, and that if within six months of the date of the Letter it had not filed a registration statement in respect of shares issued in a subsequent financing, then it would undertake to immediately file a registration statement in respect of such shares.

About GeneMax Corp.

GeneMax Corp. is a biotechnology company specializing in the discovery and development of immunotherapeutics for the treatment and eradication of cancer, therapies for infectious diseases and autoimmune disorders and prevention of transplant tissue rejection, using TAP (Transporters Associated with Antigen Presentation) to restore the antigen presentation process to immune cells.

SAFE HARBOR STATEMENT
THIS FORM 8-K INCLUDES FORWARD-LOOKING STATEMENTS WITHIN THE MEANING OF SECTION 27A OF THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED, AND SECTION 21E OF THE UNITED STATES SECURITIES AND EXCHANGE ACT OF 1934, AS AMENDED. THESE STATEMENTS ARE MADE UNDER THE “SAFE HARBOR” PROVISIONS OF THE UNITED STATES PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. EXCEPT FOR THE HISTORICAL INFORMATION PRESENTED HEREIN, MATTERS DISCUSSED IN THIS FORM 8-K CONTAIN FORWARD-LOOKING STATEMENTS THAT ARE SUBJECT TO CERTAIN RISKS AND UNCERTAINTIES THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM ANY FUTURE RESULTS, PERFORMANCE OR ACHIEVEMENTS EXPRESSED OR IMPLIED BY SUCH STATEMENTS. STATEMENTS THAT ARE NOT HISTORICAL FACTS, INCLUDING STATEMENTS THAT ARE PRECEDED BY, FOLLOWED BY, OR THAT INCLUDE SUCH WORDS AS “ESTIMATE,” “ANTICIPATE,” “BELIEVE,” “PLAN” OR “EXPECT” OR SIMILAR STATEMENTS ARE FORWARD-LOOKING STATEMENTS. RISKS AND UNCERTAINTIES FOR GENEMAX CORP. INCLUDE BUT ARE NOT LIMITED THE RISKS ASSOCIATED WITH PRODUCT DISCOVERY AND DEVELOPMENT AS WELL AS THE RISKS SHOWN IN GENEMAX’S MOST RECENT ANNUAL REPORT ON FORM 10-KSB AND ON FORM 10-QSB AND FROM TIME-TO-TIME IN OTHER PUBLICLY AVAILABLE INFORMATION REGARDING GENEMAX. OTHER RISKS INCLUDE RISKS ASSOCIATED WITH OBTAINING GOVERNMENT GRANTS, THE SUCCESS OF PRECLINICAL AND CLINICAL TRIALS, THE PROGRESS OF RESEARCH AND PRODUCT DEVELOPMENT PROGRAMS, THE REGULATORY APPROVAL PROCESS, COMPETITIVE PRODUCTS, FUTURE CAPITAL REQUIREMENTS, AND GENEMAX’S ABILITY AND LEVEL OF SUPPORT FOR ITS RESEARCH ACTIVITIES. THERE CAN BE NO ASSURANCE THAT GENEMAX’S DEVELOPMENT EFFORTS WILL SUCCEED, THAT SUCH PRODUCTS WILL RECEIVE REQUIRED REGULATORY CLEARANCE, OR THAT EVEN IF SUCH REGULATORY CLEARANCE WERE RECEIVED, THAT SUCH PRODUCTS WOULD ULTIMATELY ACHIEVE COMMERCIAL SUCCESS. GENEMAX DISCLAIMS ANY INTENT OR OBLIGATIONS TO UPDATE THESE FORWARD-LOOKING STATEMENTS.”

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENEMAX CORP.
Date: March 1, 2005	By:	/s/ Konstantine Sarafis
Konstantine Sarafis, Chief Executive Officer